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Exhibit 6

Corporate governance

STATEMENT OF CORPORATE GOVERNANCE PRACTICES

        The Board of Directors and the management of TD Bank Financial Group are committed to leadership in corporate governance. We have designed our corporate governance policies and our practices to ensure that we are focused on our responsibilities to our shareholders and on creating long-term shareholder value.

        Corporate governance has been the subject of intense interest and debate over the last few years. We want to take this opportunity to assure you that all of TDBFG's policies and practices meet or exceed legal requirements. We are also monitoring all of the proposed new rules and we will be adopting new policies and practices to meet these additional requirements. An overview of our corporate governance structure is set out below. The next few pages explain the roles and responsibilities of each important part of this structure as well as other key facts about corporate governance at TDBFG.

Overview of Corporate Governance Structure at TDBFG

        This diagram is a simple overview of the corporate governance structure at TDBFG.

[Graphic Appears Here]

Other Places to Find Information about Corporate Governance at TDBFG

        Read our Chairman of the Board's Message to Shareholders page 4

        Go to the Corporate Governance section of our web site — www.td.com/governance

        Read our Proxy Circular — in February 2004 it will be mailed to shareholders and available on our web site

        Attend our Annual Meeting — March 25, 2004 in Edmonton, Alberta — or watch the webcast through our web site (details will be posted on our web site in March)

        Read our Corporate Responsibility Report — it will be released in March 2004 — see our web site

        Email us, write us, call us — see the back cover for details

[Graphic Appears Here]

John M. Thompson
Chairman of the Board

ROLE OF THE CHAIRMAN OF THE BOARD

        We have separated the roles of Chairman of the Board and Chief Executive Officer and Mr. John Thompson is now the Chairman of the Board at TDBFG. Mr. Thompson is not and has never been an executive at TDBFG. His role as Chairman of the Board is to facilitate the functioning of the Board independently of management and to maintain and enhance the quality of our corporate governance at TDBFG. His key responsibilities are set out below. He also serves as Chair of the Corporate Governance Committee.

        Mr. Thompson is the recently retired Vice Chairman of IBM Corporation, having previously been the Chairman and Chief Executive Officer of IBM Canada, Ltd. In addition to being a director of Robert Mondavi Corporation, Royal Philips Electronics and The Thomson Corporation, Mr. Thompson is a trustee of the Hospital for Sick Children in Toronto. Mr. Thompson has been a member of the Board of TDBFG since 1988.

Chairman of the Board

Key Responsibilities

  •
  Manage the affairs of the Board, including ensuring the Board is organized properly, functions effectively and meets its obligations and responsibilities;

  •
  Facilitate the functioning of the Board independently of management and maintain and enhance the quality of the Board's governance and that of TDBFG;

  •
  Regular interaction with the President and Chief Executive Officer on governance and performance issues including providing feedback of other Board members as well as acting as a 'sounding board' for the President and Chief Executive Officer;

  •
  Lead the Board in the execution of its responsibilities to shareholders.

98        TD BANK FINANCIAL GROUP ANNUAL REPORT 2003 - More About Us

THE BOARD OF DIRECTORS

Who are They?

        Our directors* are listed below. Additional biographical information about the directors is included on our web site at www.td.com/governance. Our Management Proxy Circular for the 2004 Annual Meeting will set out the director candidates proposed for election at the meeting and additional information about each candidate including education, other directorships, TDBFG committee membership, stock ownership and attendance at Board and committee meetings.

Hugh J. Bolton
Chair of the Board
EPCOR Utilities Inc.
Edmonton

W. Edmund Clark
President and Chief Executive Officer
The Toronto-Dominion Bank
Toronto

Marshall A. Cohen
Counsel
Cassels Brock & Blackwell
Toronto

Wendy K. Dobson
Professor and Director
Institute for International Business
Joseph L. Rotman School of Management
University of Toronto
Toronto

Darren Entwistle
President and Chief Executive Officer
TELUS Corporation
Vancouver

Henry H. Ketcham
Chairman of the Board,
President and Chief Executive Officer
West Fraser
Timber Co. Ltd.
Vancouver

Pierre H. Lessard
President and Chief Executive Officer
METRO INC.
Montréal

Brian F. MacNeill
Chairman of the Board
Petro-Canada
Calgary

Roger Phillips
Corporate Director and
Retired President and
Chief Executive Officer
IPSCO Inc.
Regina

Wilbur J. Prezzano
Corporate Director and
Retired Vice Chairman
Eastman Kodak Company
Charleston

Edward S. Rogers
President and Chief Executive Officer
Rogers Communications Inc.
Toronto

Helen K. Sinclair
Chief Executive Officer
BankWorks Trading Inc.
Toronto

Donald R. Sobey
Chairman
Empire Company Limited
Stellarton

Michael D. Sopko
Corporate Director and
Retired Chairman and
Chief Executive Officer
Inco Limited
Toronto

John M. Thompson
Chairman of the Board
The Toronto-Dominion Bank
Toronto

Richard M. Thomson
Retired Chairman and
Chief Executive Officer
The Toronto-Dominion Bank
Toronto

*
as of December 1, 2003

What is the Role of the Board of Directors?

        The Board is responsible for overseeing our management and business affairs and makes all major policy decisions for TDBFG. The Board operates under a written charter describing in plain language its key responsibilities. The main responsibilities in the Board's charter are set out below.

Board Charter:

Main Responsibilities

Provide the supervision necessary for:

1.
Disclosure of Reliable and Timely Information to Shareholders:

•
The shareholders depend on the Board to get them the right information.

2.
Approval of Strategy and Major Policy Decisions of TDBFG:

•
The Board must understand and approve where TDBFG is going, be kept current on its progress towards those objectives and be part of and approve any major decisions.

3.
Evaluation, Compensation and Succession for Key Management Roles:

•
The Board must be sure that the key roles have the right people, that they are monitored and evaluated by the Board and that they are appropriately compensated to encourage TDBFG's long-term success.

4.
Oversight of the Management of Risks and the Implementation of Internal Controls:

•
The Board must be satisfied that the assets of TDBFG are protected and that there are sufficient internal checks and balances.

5.
Effective Board Governance:

•
To excel in our duties the Board needs to be functioning properly as a board — strong members with the right skills and the right information.

How are Directors Selected?

        Each year, the Board recommends the director nominees to shareholders and the shareholders can vote on each new director nominee. The Corporate Governance Committee has the responsibility to determine what skills, qualities and backgrounds the Board needs to fulfill its many responsibilities with a view to diverse representation on the Board. It seeks candidates to fill any gaps in the skills, qualities and backgrounds of Board members and rigorously assesses a candidate's ability to make a valuable contribution to the Board. In addition to having the requisite skills and experience, all non-management directors must meet the qualifications for directors set out in the Position Description for Directors of TDBFG. Those key qualities are set out below.

Key Qualities for Directors at TDBFG

        To serve TDBFG and the long-term interests of its shareholders by supervising the management of the business and affairs of TDBFG in a manner that:

  •
  Meets the highest ethical and fiduciary standards;

  •
  Demonstrates independence from management;

  •
  Is knowledgeable and inquisitive about the issues facing TDBFG;

  •
  Applies good sense and sound judgment to help make wise decisions;

  •
  Displays commitment through attendance at, preparation for and participation in meetings.

        All directors are encouraged to identify possible candidates to join the Board. In addition, the Corporate Governance Committee has engaged an outside consultant to help identify candidates that meet the qualifications being sought and to ensure that the Committee is considering a large and diverse pool of talent.

        The Committee is also responsible for assessing the contribution of the current directors to determine if they should be recommended for re-election. For many years, this process has included considering:

  •
  The attendance of directors;

  •
  Mandatory retirement from the Board at age 70 and resignation (which the Board may accept or reject) upon a change of principal occupation and certain other circumstances;

  •
  Other significant changes in the ability of a director to contribute to the Board.

        This year, the Corporate Governance Committee also commenced the implementation of additional formal evaluation tools for the Board and individual directors in addition to its long-standing evaluation of the effectiveness of the Board and its Committees. These tools are expected to assist the Chairman of the Board, the Corporate Governance Committee and the Board members themselves in assessing the effectiveness of each Board member with a view to the nomination process.

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How Does the Board Ensure that it is Independent of Management?

Independence is Key

Our Board of Directors understands the need for independence from management. In addition to ensuring the Board composition enhances its independent functioning, the Board has implemented the following:

•
The Board meets independently of management at every regularly scheduled meeting;

•
The Board and its committees have the authority to hire and fire their own independent advisors;

•
A strong independent Chairman of the Board with a clear mandate to provide leadership;

•
A policy requiring all directors to hold Bank shares worth six times the annual retainer;

•
The provision of high-quality information for directors — orientation for new directors, meaningful educational presentations on a continual basis, access to management and sufficient time to review material in advance of meetings.

        Board members understand that independence requires more — it requires preparation for meetings, understanding the issues, strength, integrity and an inquiring mind.

COMMITTEES OF THE BOARD OF DIRECTORS

We have four committees of the Board of Directors. They are the Corporate Governance Committee, the Management Resources Committee, the Risk Committee and the Audit Committee. Each committee operates under a written charter that sets out the requirements regarding committee composition and the responsibilities of the committee. The key responsibilities taken from the charter for each committee and the members of each committee are set out on the next two pages.

        All committee members are directors who are not current or former executives of TDBFG. Each committee is chaired by a non-management director. The committee chair spends significant additional time on the duties of the committee and meets more extensively with members of management. The committee chairs set the agenda for committee meetings. The committee chairs also report to the full Board following each committee meeting.

        In addition, the committees review their charters each year to ensure they meet or exceed the regulatory obligations as well as the obligations to shareholders. The committees evaluate themselves each year to ensure that they are meeting their responsibilities under their charters and operating effectively. Based on the results of the evaluation of the effectiveness of the Board and the committees in 2002, the Board decided to split one committee into two, forming the Audit Committee and the Risk Committee. The movement to two committees permits additional time for the important tasks assigned to each committee.

        Committees can meet independently of management at any time and each committee has established its own additional practices with respect to these meetings. For example, the Audit Committee meets independently with each of the Chief Financial Officer, the shareholders' auditors, the head of Internal Audit and on its own at each of its regularly scheduled quarterly meetings. Each committee also has unfettered authority to retain its own independent consultant to provide expert advice to the committee.

        Below we have set out the key responsibilities from the charter and the members of each committee. There is additional information regarding our committees in our other corporate governance disclosure (see page 98, Other Places to Find Information about Corporate Governance at TDBFG).

Committee	Members*	Key Responsibilities

Corporate Governance Committee	John M. Thompson (Chair) Marshall A. Cohen Henry H. Ketcham Brian F. MacNeill Edward S. Rogers Michael D. Sopko	Responsibility for Corporate Governance of TDBFG:
• Set the criteria for selecting new directors;
• Identify individuals qualified to become Board members and recommend to the
  Board the director nominees for the next annual meeting of shareholders;
• Develop and recommend to the Board a set of corporate governance principles aimed at fostering a healthy governance culture at TDBFG;
• Review and recommend the compensation of the directors of TDBFG;
• Ensure TDBFG communicates effectively with its shareholders, other interested parties and the public through a responsive communication policy;
• Oversee the evaluation of the Board and committees.

Management Resources Committee	Brian F. MacNeill (Chair) Marshall A. Cohen Pierre H. Lessard Wilbur J. Prezzano Donald R. Sobey John M. Thompson	Responsibility for Management's Performance Evaluation,
Compensation and Succession Planning:
• Set performance objectives for the President and CEO, which encourage TDBFG' s long-term financial success in a way that is also compatible with depositors' interests, and regularly measure the President and CEO' s performance against these objectives;
• Determine the President and CEO' s recommended compensation in consultation with independent advisors who help us set competitive compensation for the President and
  CEO that meets TDBFG' s hiring, retention and performance objectives;
• Review candidates for President and CEO and recommend the best candidate to the Board as part of the succession planning process for the position of President and CEO;
• Oversee the selection, evaluation, development and compensation of other members of senior management;
• Produce a report on executive compensation for the benefit of shareholders, which is published in
TDBFG' s annual proxy circular.

100        TD BANK FINANCIAL GROUP ANNUAL REPORT 2003 - More About Us

Committee	Members*	Key Responsibilities

Risk Committee	Roger Phillips (Chair) Hugh J. Bolton Wendy K. Dobson Darren Entwistle Wilbur J. Prezzano Helen K. Sinclair	Supervising the Management of Risk of TDBFG:
• Determining, monitoring and evaluating the management of key risks of TDBFG;
• Approving risk management policies that establish the appropriate approval levels for decisions and other checks and balances to manage risk;
• Ensuring policies are in place to manage market, operational, liquidity and credit risk;
• Ensuring a forum for "big-picture" analysis of future risks including considering trends;
• Critically assess TDBFG' s business strategies and plans from a risk perspective.

Audit Committee	Wendy K. Dobson (Chair) Hugh J. Bolton Henry H. Ketcham Pierre H. Lessard Roger Phillips Helen K. Sinclair	Supervising the Quality and Integrity of TDBFG' s Financial Reporting:
• Oversee reliable, accurate and clear financial reporting to shareholders;
• Monitor internal controls — the necessary checks and balances must be in place;
• Listen to the shareholders' auditors and internal auditor, and evaluate the effectiveness and independence of each;
• Oversee the establishment and maintenance of processes that ensure TDBFG is in compliance with the laws and regulations that apply to it as well as its own policies;
• Be the Audit Committee and Conduct Review Committee for certain subsidiaries of TDBFG that are federally-regulated financial institutions;
• Receive reports on and approve, if appropriate, transactions with related parties.

*as of December 1, 2003

THE AUDIT COMMITTEE AND
THE SHAREHOLDERS' AUDITORS

At the last annual meeting in April 2003, the shareholders appointed Ernst & Young LLP and PricewaterhouseCoopers LLP as the shareholders' auditors to hold office until the next annual meeting.

        The shareholders' auditors review each quarterly financial statement and audit the annual financial statements. Each year in the annual report, the shareholders' auditors report to the shareholders on the audit of TDBFG and give the shareholders their opinion on the financial statements (see page 54). The audit and this report to shareholders are very important elements of TDBFG's financial reporting process.

        As the Chair of the Audit Committee reported at the last annual meeting in April 2003, the Audit Committee, not management, is responsible for the relationship with the shareholders' auditors. The Audit Committee has been implementing processes to reinforce this structure. The Audit Committee reviews the shareholders' auditors plans, and the results of their audits and reviews. The Committee also meets with the shareholders' auditors at every quarterly meeting without management present. This meeting provides a forum for the shareholders' auditors to raise any concerns they may have and to confirm that they are being provided adequate access and cooperation by the management of TDBFG.

        With respect to independence, the shareholders' auditors confirm annually their independence to the Audit Committee and, in addition, the Audit Committee has in place a policy to restrict the provision of non-audit services by the shareholders' auditors. Any such services must be permitted services and must be pre-approved by the Audit Committee pursuant to the policy. The Audit Committee also pre-approves the audit services and the fees to be paid. Additional information regarding audit and non-audit services can be found on page 49.

        This year, the Audit Committee established a formal evaluation process to review the performance of the shareholders' auditors prior to making a recommendation to the shareholders regarding the auditors to be appointed at the next annual meeting.

        The members of the Board, including the members of the Audit Committee, bring significant skill and experience to their responsibilities including academic and professional experience in accounting, business and finance. The Board has determined that there is at least one Audit Committee member who has the attributes of an audit committee financial expert. Hugh Bolton, a member of TDBFG's Audit Committee, is an audit committee financial expert as defined in the U.S. Sarbanes-Oxley Act. The Board's determination does not impose greater duties, obligations or liabilities on Mr. Bolton nor does it affect the duties, obligations or liabilities of other members of the Audit Committee or Board.

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